Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF SUNCOKE ENERGY, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of SunCoke Energy, Inc. for the fiscal quarter ended June 30, 2013, I, Mark E. Newman, Senior Vice President and Chief Financial Officer of SunCoke Energy, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in this Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of SunCoke Energy, Inc. for the periods presented therein.

/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and Chief Financial Officer
July 30, 2013